Exhibit 3.2.1 - Amended and Restated Certificate of Incorporation of the Company filed on March 5, 1999.

                              Amended and Restated

                         Certificate of Incorporation of

                            U.S. Wireless Corporation

Under Sections 242 and 245 of the Delaware Corporation Law, the undersigned corporation adopts the following Amended and Restated Certificate of Incorporation which shall supersede the existing Certificate of Incorporation and all prior amendments thereto. The undersigned, U.S. Wireless Corporation, does hereby certify and set forth:

     FIRST: The name of the Corporation is: U.S. WIRELESS CORPORATION

     SECOND: The Certificate of Incorporation was filed by the Department of State on 12th day of February, 1993, originally filed under the name of American Toys, Inc.

     THIRD: The amendment to the Certificate of Incorporation of the Corporation effected by this Amended and Restated Certificate of Incorporation is to amend the provisions of "Article FOURTH," to designate the relative rights, preferences and limitation of a series of preferred stock designated as the "Series B Preferred Stock", as provided for in Article FOURTH Subarticle (D).

The Amended and Restated Certificate of Incorporation shall read as follows:

     FIRST: The name of the Corporation is: U.S. WIRELESS CORPORATION.

     SECOND: The name and address of the Corporation's registered agent and the address of the Corporation's registered office in Delaware are as follows:
Incorporating Services, Ltd., 15 East North Street, Dover, Delaware 19901, County of Kent.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of the State of Delaware.

     FOURTH: Capital Stock

         (A) Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is FORTY-ONE MILLION (41,000,000) shares, consisting of FORTY MILLION (40,000,000) shares of Common Stock, par value $.01 per share (hereinafter, the "Common Stock" or "Common Shares"), and ONE MILLION (1,000,000) shares of preferred stock, par value $.01 per share (hereinafter, the "Preferred Stock"), of which THREE HUNDRED THOUSAND (300,000) shares shall be designated as the "Series A Preferred Stock", the relative rights, preferences, and limitations of which are as set forth in Subarticle (C) of this Article FOURTH, and FIFTY THOUSAND (50,000) shares shall be designated as the "Series B Preferred Stock", the relative rights, preferences, and limitations of which are as set forth in Subarticle (D) of this Article FOURTH.

         (B) Preferred Stock - Undesignated.

               (i) Shares of Preferred Stock may be issued from time to time in one or more series and/or class as may from time to time be determined by the Board of Directors. Each series and/or class shall be distinctly designated. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided for in this Article FOURTH.

               (ii) Undesignated Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of this Article FOURTH, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof if any, of such series, including, but without limiting the generality of the foregoing, the following:

                    (a) the distinctive  designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                    (b) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock or of any other class or classes of stock of this Corporation, and whether such dividends shall be cumulative or non-cumulative;

                    (c) the  right,  if any,  of the  holders  of  shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock of this Corporation, and the terms and conditions of such conversion or exchange;

                    (d) whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                    (e) the  rights,  if any,  of the  holders  of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of this Corporation;

                    (f) the terms of the sinking fund or  redemption or purchase account, if any, to be provided for shares of the series; and

                    (g) the voting  powers,  if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (1) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (2) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Boar of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation, or to elect a majority of the members of the Board, under such circumstances and upon such conditions as the Board may determine.

         (C) Series A Preferred Stock.

          (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series A Preferred Stock." The number of shares of Series A Preferred Stock authorized hereby shall be 300,000 shares.

          (ii) Rank. The Series A Preferred Stock shall, with respect to rights on liquidation, winding up, and dissolution, rank (a) junior to any other senior securities established by the Board of Directors and, if required by Subarticle (vii), approved by the affirmative vote of the holders of a majority of the shares of the Series A Preferred Stock, the terms of which shall specifically provide that such series shall rank prior to the Series A Preferred Stock; (b) on a parity with any other parity securities established by the Board of Directors, the terms of which shall specifically provide that such series shall rank on a parity with the Series A Preferred Stock; and (c) prior to any other junior securities of the Corporation.

          (iii) Dividends.

                           (a) The holders of the shares of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at $1.20 per share per annum. Cumulative dividends are payable upon the earlier of conversion or redemption of the shares of Series A Preferred Stock (the "Series A Dividend Payment Dates"), in preference to dividends on junior securities. Such dividend shall be paid to the holder of record by the close of business on the date thirty (30) business days after the Series A Dividend Payment Dates, which dividend may be paid in cash or in kind, in shares of Series A Preferred Stock, at the discretion of the Corporation. If paid in kind, the number of shares issuable shall be rounded to the nearest share, there being no obligation of the Corporation to make any cash payments. Each of such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the date such dividends are payable as herein provided.

                           (b) If at any time the Corporation  shall have failed
                  to pay full dividends which have accrued (whether or not declared) on any senior securities, no dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on the shares of the Series A Preferred Stock or any other parity securities unless, prior to or concurrently with such declaration, payment, or setting apart for payment, all accrued and unpaid dividends on all outstanding shares of senior securities shall have been or are declared and paid or set apart for payment, without interest. No dividends shall be declared or paid or set apart for payment on any parity or junior securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all dividend payment periods terminating on or prior to th date of payment of such full cumulative dividends. If any dividends are not paid in full, as aforesaid, upon the shares of the Series A Preferred Stock and any other parity securities, the Corporation shall distribute the dividend pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and such other parity securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other parity securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock or any other parity securities which may be in arrears.

                         (c) Holders of the shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in Subarticle (iii)(a) hereof in preference to and in priority over any dividends of other parity securities and any other junior securities.

                         (d) Subject to the foregoing provisions of this Subarticle (iii) the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of junior securities and may purchase or otherwise redeem any of junior securities or any warrants, rights, or options exercisable for or convertible into any junior securities, and the holders of shares of the Series A Preferred Stock shall not be entitled to share therein.

     (iv) Liquidation Preference.

                         (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $20.00 per share for each share outstanding, before any payment shall be made or any assets distributed to the holders of any junior securities provided, however, that the holders of the outstanding shares of the Series A Preferred Stock shall not be entitled to receive such liquidation payment until the liquidation payments on all outstanding shares of senior securities, if any, shall have been paid in full; and, provided, further, that the Series B Preferred Stock shall be deemed a "parity security" with respect to the Liquidation Preference. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of the Series A Preferred Stock or any other parity securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such other parity securities are entitled were paid in full.

                         (b) For the  purposes of this Article  FOURTH,  neither
                    the voluntary sale, conveyance, lease, exchange, nor transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (v) Redemption.

                         (a) Notice.  The Corporation may, at any time, upon the
                    earlier of (i) three years from issuance and (ii) the period after the closing price for the Corporation's Common Stock has been $8.00 for any consecutive thirty (30) day period, redeem all of the issued and outstanding shares of the Series A Preferred Stock for a per share price of $20.00 (the "Redemption Price"), plus accrued but unpaid dividends, upon the terms set forth below. If the Corporation desires to redeem the Series A Preferred Stock, it shall deliver twenty (20) days notice (the "Redemption Notice") by regular mail to each holder of record of the Series A Preferred Stock at the address of each holder as it appears on the books of the Corporation and will additionally publish a Notice of Redemption in the Wall Street Journal. Dividends shall cease accruing on the date of the Redemption Notice.

                         (b) Delivery of Certificates and Payment.  On or before
                    the twentieth day after the date of the Redemption Notice (the "Period"), each holder of the Series A Preferred Stock shall deliver to the secretary of the Corporation at its principal office his certificate for the Series A Preferred Stock, duly endorsed in blank (or accompanied by proper instruments of transfer). Upon such surrender the holder thereof shall be entitled to receive payment of the Redemption Price for each share of the Series A Preferred Stock so surrendered. The Corporation shall make such payment within five (5) days after the later of (i) the date on which the holder delivered such certificates and (ii) the last day of the Period.

     (vi) Conversion.

                         (a) Subject to, and upon compliance with, the provisions of this Subarticle (vi), the holder of a share of Series A Preferred Stock designated shall have the right, at such holder's option, at any time commencing 90 days from issuance, to convert such share in to fully paid and non-assessable shares of Common Stock of the Corporation, at a conversion price of $2.95 per share of Common Stock. The number of shares issuable shall be rounded to the nearest whole share, there being no obligation of the Corporation to make any cash payments.

                         (b) (1) In order to exercise the conversion  privilege,
                    the holders of each share of Series A Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Series A Preferred Stock, as may be appointed for such purpose by the Corporation, with the Notice of
                    Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

                         (2) As promptly as  practicable  after the surrender of
                    the certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Subarticle (vi).

                         (3) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                         (c) The Corporation covenants that it will at all times
                    reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this Subarticle (c), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                         (d) The shares of Common Stock into which each share of
                    Series A Preferred Stock is convertible shall be subject to adjustment from time to time in a similar manner as the shares of Series B Preferred Stock as described in Subarticle (D)(vi)(d) below.

     (vii) Voting Rights. The holders of record of shares of the Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Subarticle (vii)(a) or as otherwise provided by law.

                         (a) As long as any  shares  of the  Series A  Preferred
                    Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series A Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation to (i) increase or decrease the aggregate number of authorized shares of the Series A Preferred Stock; (ii) increase or decrease the par value of the Series A Preferred Stock; or (iii) alter the preferences, powers, or rights of the Series A Preferred Stock so as to affect them adversely, except that the Corporation may issue a senior security.

                         (b) In  exercising  the voting rights set forth in this
                    Subarticle (vii), each share of Series A Preferred Stock shall have one vote per share.

         (D) Series B Preferred Stock.

                         (i) Designation. The designation of this series of Preferred Stock, par value $0.01 per share, shall be the "Series B Preferred Stock." The number of shares of Series B Preferred Stock authorized hereby shall be 50,000 shares.

                         (ii) Rank.  The Series B Preferred  Stock  shall,  with
                    respect   to  rights  on   liquidation,   winding   up,  and
                    dissolution, rank (a) junior to any senior securities established by the Board of Directors with the prior approval by the affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock as required under Subarticle (vii)(b) below, the terms of which shall specifically provide that such series shall rank prior to the Series B Preferred Stock; (b) on a parity with the shares of Series A Preferred Stock and any other parity securities established by the Board of Directors with the prior approval by the affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock as required under Subarticle (vii)(b) below, the terms of which shall specifically provide that such series shall rank on a parity with the Series B Preferred Stock; and (c) senior to all other shares of capital stock of the Corporation, including, without limitation, the Common Stock.

                         (iii) Dividends. The holders of the shares of the Series B Preferred Stock shall not be entitled to receive any dividends.

                         (iv) Liquidation Preference.

                         (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 per share for each share of Series B Preferred Stock outstanding (the "Liquidation Preference"), before any payment shall be made or an assets distributed to the holders of any junior securities; provided, that the holders of the outstanding shares of Series B Preferred Stock shall receive such liquidation payment, on a pro rata basis, on an equal priority, pari passu basis, with the holders of the then outstanding shares of Series A Preferred Stock; and, provided, further, that such holders shall not be entitled to receive such liquidation payment until the liquidation payments on any other senior securities approved by the holders of Series B Preferred Stock, if any, shall have been paid in full. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the outstanding shares of Series B Preferred Stock, Series A Preferred Stock and any other parity securities approved by the holders of Series B Preferred Stock, if any, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of the outstanding shares of Series B Preferred Stock are entitled were paid in full.

                         (b) For the  purposes of this Article  FOURTH,  neither
                    the voluntary sale, conveyance, lease, exchange, nor transfer (for cash, shares of stock, securities, or their consideration) of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange, or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

                  (v) Redemption. The shares of Series B Preferred Stock are not redeemable by the Corporation.

                  (vi) Conversion. The shares of Series B Preferred Stock are subject to optional and mandatory conversion provisions, as set forth in this Subarticle (vi).

                           (a) Subject to, and upon compliance with, the provisions of this Subarticle (vi) (including, without limitation, the mandatory conversion provision of Subarticle
                  (e) of this Subarticle (vi)), the holder of a share of Series B Preferred Stock designated shall have the right, at such holder's option, at any time commencing ninety (90) days from issuance, to convert each share of Series B Preferred Stock into one hundred (100) validly issued, fully paid and non-assessable shares of Common Stock of the Corporation which is based on a stated value of $100 per share of Series B Preferred Stock divided by a conversion rate equal to $1.00 per share of Common Stock (the "Series B Conversion Price").

                           (b) (1) In order to exercise the conversion privilege, the holders of each share of Series B Preferred Stock to be converted shall surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Series B Preferred Stock, as may be appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (2) As promptly as practicable after the surrender of the certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder at his registered address as it appears in the Company's records, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Subarticle (vi).

     (3) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open and such notice is received by the Corporation. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

                         (c) The Corporation covenants that it will at all times
                    reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this Subarticle (c), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                         (d) The Series B Conversion  Price and number of shares
                    of Common Stock into which each share of Series B Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

                                    (1) If, at any time  after the  issuance  of
                           the Series B Preferred Stock, the number of Common Shares outstanding is increased by a stock dividend payable in Common Shares or by a subdivision or split-up of Common Shares, then, following the payment date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, subdivision or split-up, the Series B Conversion Price shall be appropriately decreased so that the number of Common Shares issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                                    (2) If, at any time  after the  issuance  of
                           the Series B Preferred Stock, the number of Common Shares outstanding is decreased by a combination of the outstanding Common Shares or reverse stock split, then, following the record date for such combination or reverse stock split, the Series B Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion t such decrease in outstanding shares.

                                    (3) In the  event,  at any  time  after  the
                           issuance of the Series B Preferred Stock, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the merger, consolidation or sale of substantially all of the assets of the Corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Shares), each share of Series B Preferred Stock shall, after such reorganization, reclassification, merger, consolidation or sale of assets, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such merger, consolidation or sale of assets to which the holder of the number of Common Shares deliverable (immediately prior to the time of such
                           reorganization,       reclassification,       merger,
                           consolidation or sale of assets) upon conversion of such shares would have been entitled upon such
                           reorganization,       reclassification,       merger,
                           consolidation or sale of assets.

                                    (4)  In  the  event  the  Corporation  shall
                           propose to take any action of the types described in Subarticle (d)(1), (2) or (3) hereof, the Corporation shall give notice to each holder of shares of Series B Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice), the Series B Conversion Price, and the number, kind or series of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in case of all other action, such notice shall be given at least thirty (30) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                           (e) Mandatory  Conversion.  Upon the occurrence of an
                  Event of Conversion (as defined below), each share of Series B Preferred Stock then outstanding shall, by virtue of, and simultaneously with, the occurrence of the Event of Conversion and without any action on the part of the holder thereof, be automatically converted into one hundred (100) validly issued, fully paid and nonassessable Common Shares (subject to any prior adjustments as provided in Subarticle (vi)(d) above) for the shares of Series B Preferred Stock being converted. The term "Event of Conversion" shall mean the occurrence of the closing price per share for the Corporation's common stock having been at least $5.00 for a consecutive 30 trading day period.

                  (vii)    Voting Rights.

                         (a) (1) The  holders of the Series B  Preferred  Stock,
                    voting as a separate voting group, shall be entitled to vote to elect one (1) member to the Board of Directors of the Corporation and one (1) additional individual as an observer to such Board, until the earlier of such time as (i) 50% of the shares of Series B Preferred Stock have been voluntarily converted into shares of Common Stock, and (ii) in the event of a mandatory conversion of the Series B Preferred Stock, an aggregate of 50% of the total number of shares of Common Stock issued upon conversion of the Series B Preferred Stock, whether through voluntary or mandatory conversion, have been resold.

                         (2) The  special  and  exclusive  voting  rights of the
                    holders of the Series B Preferred Stock contained in this Subarticle (2) may be exercised either at a special meeting of the holders of Series B Preferred Stock, called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. The directors to be elected by the holders of the Series B Preferred Stock shall each serve for a term extending from the date of election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

                         (3) Any director  elected under  Subarticle  (2) hereof
                    shall not be subject to removal unless such removal is approved by a majority of all the votes entitled to be cast by the holders of the Series B Preferred Stock or otherwise may be removed for fraud or conviction of a felony which materially and adversely affects the Company by the vote of no less than 2/3 of the other Board members.

                         (4) If at any time a  directorship  to be filled by the
                    holders of the Series B Preferred Stock shall be vacant, the President (or any other officer) of the Corporation shall, upon the written request of the holders of record of shares representing at least twenty-five percent (25%) of the voting power of the shares of Series B Preferred Stock, call a special meeting of the holders of the shares of Series B Preferred Stock for the purpose of electing a director to fill such vacancy. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation. If such meeting is not called by the President (or any other officer) of the Corporation within ten (10) days after delivery of said written request, then the holders of record of shares representing at least twenty-five percent (25%) of the voting power of the shares of Series B Preferred Stock may designate i writing one of such holders to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified or determined above. Any holder of record of shares of Series B Preferred Stock shall have access to the stock books of the Corporation for the purpose of calling a meeting of stockholders pursuant to these provisions.

                           (b) (1) As long as any shares of the Series B Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series B
                  Preferred Stock, voting as a class, vote to amend the Corporation's Certificate of Incorporation or Bylaws to (i) increase or decrease the aggregate number of authorized shares of the Series B Preferred Stock; (ii) increase or decrease the par value of the Series B Preferred Stock; (iii) in any manner authorize, create or issue any class or series of capital stock ranking, as to the Liquidity Preference, prior to or on parity with the Series B Preferred Stock, or authorize, create or issue any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or on parity with the Series B Preferred Stock; (iv) in any manner alter or change the designation or the powers, preferences or rights, or the qualifications, limitations or restrictions of, the Series B Preferred Stock; (v) reclassify Common Shares, or any other shares of any class or series of capital stock hereinafter created junior to the Series B Preferred Stock into shares of any class or series of capital stock ranking, as to the Liquidity Preference, prior to or on a parity with the Series B Preferred Stock; or (vi) increase or decrease the authorized number of shares of Series B Preferred Stock.

                         (2) If at any time any action is proposed by the Corporation which requires the affirmative vote of a majority of the outstanding shares of Series B Preferred Stock pursuant to this Subarticle (b), the President (or any other officer) of the Corporation shall call a special meeting of the holders of Series B Preferred Stock for the purpose of voting on such proposed action. Such meeting shall be held at the earliest practicable date at such place as is specified in or determined in accordance with the Bylaws of the Corporation.

                         (3) Action by Written  Consent.  Any action to be taken
                    by the holders of Series B Preferred Stock may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares of Series B Preferred Stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares of Series B Preferred Stock entitled to vote thereon were present and voted.

               (c) In exercising the voting rights set forth in this  Subarticle
          (vii), each share of Series B Preferred Stock shall have one vote per share.

     (D) Common Stock.

                    (i) After the requirements  with respect to voting rights on
               Preferred Stock (fixed in accordance with provisions of this Article FOURTH), if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Subarticle (C) of this Article FOURTH) and subject further to any other conditions which may be fixed in accordance with the provisions of this Article FOURTH, then but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

                    (ii) In the event of voluntary or  involuntary  liquidation, distribution or sale of assets, dissolution or winding-up of this Corporation, the holders of the Common Stock shall be entitled to receive all the assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders following priority distributions to be made to holders of Preferred Stock of the Company, ratably in proportion to the number of shares of the Common Stock hel by each.

                    (iii) Except as otherwise  required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant to this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

     FIFTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under Delaware General Corporation Law as the same exists or may hereinafter be amended. Any repeal or modification of this Article FIFTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     FOURTH:   The  amendment  to  the  Certificate  of   Incorporation  of  the
Corporation   set  forth  above  was  adopted  at  a  Special   Meeting  of  the
Corporation's stockholders on the 24th day of June, 1998.

     IN WITNESS WHEROF, the undersigned President of this Corporation has executed this Amended and Restated Certificate of Incorporation on this 5th day of March, 1999.

                            U.S. WIRELESS CORPORATION


                          By: \s\ Dr. Oliver Hilsenrath
                        Dr. Oliver Hilsenrath, President






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